Exhibit 99.1

January 16, 2018

Ed Vallejo

Vice President, Investor Relations

856-566-4005

edward.vallejo@amwater.com

Maureen Duffy

Vice President, Communications and Federal Affairs

856-309-4546

Maureen.Duffy@amwater.com

AMERICAN WATER AFFIRMS 2018 GAAP EPS GUIDANCE RANGE OF $3.22 TO $3.32 PER DILUTED SHARE AND LONG-TERM ADJUSTED EPS COMPOUND ANNUAL GROWTH RATE OF 7 TO 10 PERCENT

COMPANY ALSO UPDATES 2017 GAAP EPS GUIDANCE AND AFFIRMS 2017 ADJUSTED EPS GUIDANCE

VOORHEES, N.J., Jan. 16, 2018 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly-traded U.S. water and wastewater utility company, announced in a Form 8-K furnished to the SEC today an update to its previously issued earnings guidance, which includes estimated impacts of the Tax Cuts and Jobs Act (TCJA).

American Water’s 2018 GAAP EPS guidance range, including the estimated impacts of the TCJA, is $3.22 to $3.32 per diluted share. This is the same GAAP EPS guidance range the company had provided in its initial guidance issued on Dec. 11, 2017 which did not include anticipated impacts of tax reform legislation.

American Water’s long-term guidance for the 2018-2022 period, including the estimated impacts of the TCJA, is as follows:

•	Long-term adjusted EPS CAGR of 7 to 10 percent

•	Projected capital expenditures of $8.0 billion to $8.6 billion, with $7.2 billion projected for allocation to regulated system investments

•	Dividend growth expected at the high end of the Company’s long-term adjusted EPS CAGR target

The long-term guidance for the 2018-2022 period is also the same guidance the company provided in its initial guidance issued on Dec. 11, 2017 which did not include anticipated impacts of tax reform legislation.

As part of the company’s 2018-2022 long-term guidance, the company does not plan to issue additional equity during this period, under normal operating conditions.

The company also updated its 2017 GAAP EPS guidance and affirmed its 2017 adjusted EPS guidance, including the estimated impacts of the TCJA. Additional information on the estimated impacts of the TCJA may be found in the company’s Form 8-K, as furnished to the SEC today.

PRESS RELEASE	www.amwater.com

About American Water

With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 6,800 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and Ontario, Canada. More information can be found by visiting amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the impact and effect of the TCJA on the Company’s results of operations to be reported for fiscal 2017 and on the Company’s 2018 and long-term guidance, and the related estimates, assumptions and sensitivities on which such guidance was based. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events, including the impact of the TCJA and the issuance of any related rules, regulations or interpretations related thereto or any future changes by state or local taxing authorities. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2016, in the Form 8-K furnished to the SEC today, and in other filings with the SEC, and the additional risks and uncertainties described herein.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in the Company’s annual and quarterly reports as filed with the SEC, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. The Company does not have any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s or its subsidiaries’ businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors stated throughout this press release should not be construed as exhaustive.

PRESS RELEASE	2	www.amwater.com